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                          GENERAL AMERICAN DISTRIBUTORS

                                 SALES AGREEMENT

                                TABLE OF CONTENTS

I.     DEFINITIONS .....................................................    3

II.    COMPLIANCE WITH APPLICABLE LAWS .................................    4

III.   AGREEMENTS, REPRESENTATIONS, AND COVENANTS ......................    6

       A.  AGREEMENTS AND COVENANTS OF GAD .............................    6

       B.  REPRESENTATIONS AND COVENANTS OF BROKER .....................    6

IV.    PRINCIPLES OF ETHICAL MARKET CONDUCT ............................   14

V.     COMPENSATION ....................................................   15

VI.    COMPLAINTS AND INVESTIGATIONS ...................................   17

VII.   RECORDS AND ADMINISTRATION ......................................   18

VIII.  PRIVACY INFORMATION .............................................   19

       A.  PROPRIETARY INFORMATION .....................................   19

       B.  RECEIPT OF CUSTOMER NONPUBLIC PERSONAL INFORMATION
           FROM BROKER BY GAD ..........................................   19

       C.  TREATMENT OF NONPUBLIC PERSONAL INFORMATION DISCLOSED
           TO BROKER BY GAD ............................................   20

       D.  CONFIDENTIAL INFORMATION ....................................   20

       E.  PROTECTED HEALTH INFORMATION ................................   22

IX.    INDEMNIFICATION .................................................   23

X.     GENERAL PROVISIONS ..............................................   26

       A.  TERM AND TERMINATION ........................................   26

       B.  ASSIGNABILITY ...............................................   26

       C.  AMENDMENTS ..................................................   27

       D.  NOTICES .....................................................   27

       E.  ARBITRATION .................................................   27

       F.  GOVERNING LAW ...............................................   28

       G.  ENTIRE UNDERSTANDING ........................................   28

       H.  NO THIRD PARTY BENEFICIARIES ................................   29

       I.  NON-EXCLUSIVITY .............................................   29

       J.  WAIVER ......................................................   29

       K.  COUNTERPARTS ................................................   29

       L.  SEVERABILITY ................................................   29

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                   GENERAL AMERICAN FINANCIAL SALES AGREEMENT

     This Agreement, including the Exhibits attached hereto (collectively, the "Agreement") dated June 29th, 2002 ("Effective Date") by and among General American Distributors, a Missouri corporation, ("GAD") and Linsco/Private Ledger Corp., a California corporation that, for the distribution of traditional fixed rate insurance products only, is a validly licensed insurance agency, or for the distribution of registered products, is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and a member of the National Association of Securities Dealers ("NASD") and is also either licensed as or is affiliated with a validly licensed insurance agency (collectively "Broker").

                                   WITNESSETH:

     WHEREAS, GAD and its Affiliates issue or provide access to certain insurance and financial products, including but not limited to, fixed rate annuities, variable annuities, variable life insurance policies, fixed rate life insurance policies, variable riders on such fixed rate products, and other insurance products as identified on Exhibits A and B hereto (together, the "Contracts"); and

     WHEREAS, GAD, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified on Exhibits A and B hereto, is authorized to enter into selling agreements with unaffiliated broker-dealers or selling groups, as the case may be, to distribute the Contracts;

     WHEREAS, GAD, subject to the terms and conditions of the Agreement, hereby appoints Broker to solicit sales of and provide service with respect to the Contracts which are set forth on the applicable Exhibits A and B on a non-exclusive basis;

     WHEREAS, Broker accepts such appointment and agrees to use its best efforts to find purchasers for the Contracts; and

     WHEREAS, GAD proposes to compensate Broker for the sale and servicing of Contracts in accordance with the Compensation Schedules set forth in Exhibits A and B.

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     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     I.   DEFINITIONS
          -----------

          1) Affiliate - Any entity that directly or indirectly controls, is controlled by or is under common control with GAD, including, without limitation, any entity that owns 25% or more of the voting securities of any of the foregoing and any entity that is a subsidiary of any of the foregoing.

          2) Agency - An associated insurance agency of Broker, identified on Exhibit D hereto, which is properly licensed to participate in the business of insurance.

          3) Applicable Laws - Shall have the meaning given to such term as in accordance with Section II of this Agreement.

          4) Confidential Information - Shall have the meaning given to such term as described in Section VII(D) of this Agreement.

          5) Fixed Contracts - Contracts that are not variable and include, without limitation, fixed rate annuities, fixed rate life insurance and other fixed insurance contracts, issued by GAD, or its Affiliates, as more fully described in Exhibit B, which may be amended by GAD in its sole discretion from time to time.

          6) General Agent - Shall have the meaning given to such term as described in Section III(A)(2O) of this Agreement.

          7) Nonpublic Personal Information - Nonpublic personal information means financial or health related information by which a financial institution's consumers and customers are individually identifiable, including but not limited to nonpublic personal information as defined by Title V of the Gramm-Leach-Bliley Act and regulations adopted pursuant to the Act.

          8) Prospectus - The prospectuses and Statements of Additional Information included within the Registration Statements referred to herein or filed pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

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          9)   Registration Statements - Registration statements and amendments thereto filed with the SEC relating to the Variable Contracts, including those for any underlying investment vehicle or variable insurance rider.

          10) Variable Contracts - Variable life insurance policies, variable annuity contracts, variable insurance riders and other variable insurance contracts, issued by GAD, or its Affiliates, as more fully described in Exhibit A, which may be amended by GAD in its sole discretion from time to time.

          11) Representatives - those individuals, accepted by GAD to solicit and sell Contracts under the terms of this Agreement, who are duly licensed and appointed as a life insurance agent of GAD, and with respect to registered products, are also duly registered, individually, with the NASD in compliance with 1934 Act.

          12) Protected Health Information or PHI -- Individually identifiable information that is transmitted or maintained in any medium and relates to the past, present or future physical or mental health or condition of an individual; the provision of health care to an individual; or future payment for the provision of health care lo the individual. PHI includes demographic information about individuals, including names; addresses; dates directly related to an individual, including but not limited to birth dale; telephone numbers; fax numbers; E-mail addresses; Social Security numbers; policy numbers; medical record numbers; account numbers; and any other unique identifying number, characteristic, or code. PHI includes, but is not limited to, information provided by an individual on an application for a long term care insurance policy or other health care plan issued by GAD or an affiliate of GAD; information related to the declination or issuance of, or claim under, a long term care insurance policy issued by GAD or an affiliate; or information derived therefrom.

     II.  COMPLIANCE WITH APPLICABLE LAWS
          -------------------------------

          1) GAD and Broker agree to comply with all applicable state and federal statutes, laws, rules, and regulations including with out limitation, state insurance laws, rules and regulations, and federal and state securities laws, rules and regulations. Applicable stale and federal statutes, laws, rules and regulations may also include, applicable rulings of federal and state regulatory organizations, agencies and self regulatory agencies, including without limitation state insurance departments, the SEC and the NASD, consumer privacy laws, HIPAA and any other state or federal laws, rules or regulations and decisions, orders and rulings of state and federal regulatory agencies that are now

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               or may hereafter become applicable to the parties hereto and the transactions that are the subject of this Agreement ("Applicable Laws").

          2) Notwithstanding the foregoing, GAD and Broker agree to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to verify customer identity, to conduct customer due diligence, and to implement anti-money laundering compliance programs. As required by the Act, Broker certifies that it has a comprehensive anti-money laundering compliance program that includes policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function.

          3) Further, Broker agrees to comply with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"). Broker certifies that it has an OFAC compliance program in place which includes procedures for checking customer names and persons with signature authority over accounts against the OFAC lists of sanctioned governments and specially-designated nationals, terrorists and traffickers; the screening of wire transfers and other payments against the OFAC lists; a designated compliance officer; an internal communication network; training of appropriate personnel; and an independent audit function.

          4) GAD and Broker agree to promptly notify the other whenever questionable activity or potential indications of suspicious activity or OFAC matches are detected. GAD and Broker agree to investigate any potentially suspicious activity and to take appropriate action, including the blocking of accounts, the filing of Suspicious Activity Reports and the reporting of matches to OFAC, in connection with the Contracts.

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     III. AUTHORIZATIONS, REPRESENTATIONS, AND COVENANTS
          ----------------------------------------------

     A.   AUTHORIZATIONS, REPRESENTATIONS, AND COVENANTS OF GAD
          -----------------------------------------------------

          1) GAD represents that it is duly authorized, on behalf of itself and each Affiliate that issues or provides access to the Contracts identified on Exhibits A and B hereto, to enter into this Agreement with Broker to distribute such Contracts.

          2) GAD authorizes Broker through its Representatives to solicit applications for the Fixed Contracts listed in Exhibit B, provided that (a) Broker shall not solicit applications for Fixed Contracts except in those states where it and its Representatives are appropriately licensed and, in which, the Fixed Contracts are qualified for sale under Applicable Laws; and (b) Broker complies in all other respects with the published policies and procedures of GAD or its Affiliates, and with the terms of this Agreement.

          3) GAD authorizes Broker through its Representatives to offer and sell the Variable Contracts listed in Exhibit A, provided that
               (a) Broker shall not solicit applications for Variable Contracts except in those states where it and its Representatives are appropriately licensed; (b) there is an effective Registration Statement relating to such Variable Contracts; (c) such Variable Contracts are qualified for sale under Applicable Laws in such state in which the sale or solicitation is to take place; and (d) Broker complies in all other respects with the published policies and procedures of GAD and its Affiliates, and with the terms of the Agreement. GAD shall notify Broker or its designee of the issuance by Ihe SEC of any stop order with respect to a Registration Statement or the initiation of any proceeding by the SEC relating to the registration and/or offering of Variable Contracts and of any other action or circumstances that makes it no longer lawful for GAD or its Affiliates to offer or issue Variable Contracts listed in Exhibit A. GAD shall advise Broker of any revision of or supplement to any prospectus related to the Variable Contracts or underlying investments of such Variable Contracts.

          4) The performance or receipt of services pursuant to this Agreement shall in no way impair the absolute control of the business and operations of each of the parties by its own Board of Directors. Pursuanttlo the foregoing, GAD shall specifically retain ultimate authority, including but not limited to:

               a) to refuse for any reason to appoint a Representative and cancel any existing appointment at any time;

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               b)   to direct the marketing of its insurance products and
                    services;

               c) to review and approve all advertising concerning, its insurance products and services;

               d)   to underwrite all insurance policies issued by it;

               e)   to cancel risks;

               f) to handle all matters involving claims adjusting and payment;

               g)   to prepare all policy forms and amendments; and

               h) to maintain custody of, responsibility for and control of all investments.

     B.   REPRESENTATIONS AND COVENANTS OF BROKER
          ---------------------------------------

          1) Broker represents and warrants that it will only offer Fixed Contracts in those states where it or its Agency is appropriately licensed and that it has obtained any other appointments, approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who will be soliciting applications for Fixed Contracts will at all times be appropriately licensed under Applicable Laws.

          2) Broker represents and warrants that it is a registered broker-dealer under the 1934 Act, has all necessary broker-dealer licenses, is a member in good standing with the NASD, and is licensed as an insurance broker and has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into this Agreement and to perform its duties hereunder. Broker further represents that its Representatives who will be soliciting applications for Variable Contracts, whether alone or jointly with representatives of GAD or its designee, will at all times as required by Applicable Laws be appropriately registered and/or licensed under such laws and shall comply with all requirements of the NASD, the 1934 Act and all other federal and/or state laws applicable to the solicitation and service of the Variable Contracts including without limitation the NASD Rules of Fair Practice, and all insurance replacement regulations and regulations prohibiting the rebating of commission.

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          3)   Broker represents that neither it nor any of its Representatives are currently under investigation by any insurance regulator, the NASD or SEC, any other self-regulatory organization or other governmental authority (except for any investigations of which it has notified GAD in writing). Broker further agrees that, if a formal or informal investigation of Broker or any of its agents is commenced by any insurance regulator, the NASD or SEC, any other self regulatory organization or other governmental authority, whether or not in connection with the sale of the Contracts, Broker will notify GAD of the existence and subject matter of such investigation. The Agency further agrees that no subagent shall be appointed to solicit and procure Contracts of GAD if the subagent has been convicted of any felony prohibited by the federal Violent Crime Control and Law Enforcement Act of 1994.

          4) Commencing at such time as GAD and Broker shall agree upon. Broker shall find suitable purchasers for the Contracts for which Representatives are licensed and authorized under Applicable Laws. In meeting its obligation to solicit applications for the Contracts, Broker shall engage in the following activities:

               a) Broker shall use only those training, sales, advertising, and promotional materials with respect to the Contracts that have been pre-approved in writing by GAD for use at that time;

               b) Broker shall establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its Representatives, and will, upon a reasonable written request from GAD, provide a report to GAD on the results of such inspections and the compliance with such procedures; provided, however, that Broker shall retain sole responsibility for the supervision, inspection and control of its Representatives;

               c) Broker shall take reasonable steps to ensure that its Representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of a Contract is suitable for such applicant as required by Applicable Laws. Broker shall be solely responsible for determining the suitability of recommendations to purchase a Contract made by its agents or other representatives; and notwithstanding the foregoing. Broker may offer the Contracts in addition to offering other life insurance and annuity products to customers of Broker. Furthermore, Broker understands that no territory is exclusively assigned to Broker hereunder. Broker acknowledges and agrees that GAD may distribute the Contracts through its own employee's agent and Representatives,

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                    including those of its Affiliates, or through any other
                    distribution method or system including (but not limited to) agreements with other insurance agencies regarding the sale of such Contracts in the territories, markets or distribution channels covered by this Agreement.

               d) Broker shall review diligently all Contract applications for accuracy and completeness and for compliance with the conditions herein, including the suitability and prospectus delivery requirements, and shall take all reasonable and appropriate measures to assure that applications submitted to GAD are accurate, complete, compliant with the conditions herein, and approved by a qualified registered principal. With respect to variable Contracts distributed jointly by Broker and representatives of GAD or its designee, Broker shall ensure that all applications relating thereto have been provided to Broker for its review and approval by a qualified registered principal of Broker.

          5) To the extent permitted by Applicable Laws. Only the initial purchase payments for the Contracts shall be collected by Representatives of Broker. All such purchase payments shall be remitted promptly in full, together with any related application, forms and any other required documentation to GAD. The Broker shall make such remittances in accordance with any and all policies and procedures described in the contract, insurance policy, prospectus, if appropriate, and any collateral documents associated with such Contracts.

          6) Broker acknowledges that GAD, on behalf of itself and its Affiliates, shall have the unconditional right to reject, in whole or in part, any application for a Contract. If GAD rejects an application, GAD will immediately return any purchase payments received directly to the Broker, and Broker will be responsible for promptly returning such payments to the purchaser. If any purchaser of a Contract elects to return such Contract pursuant to any law or contractual provision, any purchase payment made or such other amount, as the Contract or Applicable Laws shall specify, will be returned by GAD to the Broker, and the Broker will be will be responsible for promptly returning such payments to the purchaser. If a purchase payment is either refunded or returned to the purchaser, no commission will be payable to Broker hereunder, and any commission received by Broker will be returned promptly to GAD. GAD may, at its option, offset any such amounts against any amounts payable to Broker.

          7) Broker is not a principal, underwriter or agent of GAD, or its Affiliates, or any separate account of GAD or its Affiliates. Broker shall act as an independent contractor, and nothing herein contained

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               shall constitute Broker, nor its agents or other representatives, including Representatives as employees of GAD or its Affiliates in connection with the solicitation of applications for Contracts or other dealings with the public. Broker, its agents and its other representatives, shall not hold themselves out to be employees of GAD or its Affiliates in this connection or in any dealings with the public.

          8) Broker agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for the Contracts hereunder, other than generic advertising material which does not make specific reference to GAD, its Affiliates or the Contracts, will not be used without the prior written consent of GAD.

          9) Broker shall ensure that solicitation and other activities undertaken by Broker or its Representatives shall be undertaken only in accordance with Applicable Laws. Broker represents no commissions, or portions thereof, or other compensation for the sale of the Contracts will be paid to any person or entity that is not duly licensed and appointed by GAD in the appropriate states as required by Applicable Laws. Broker shall ensure that Representatives fulfill any training requirements necessary to be licensed or otherwise qualified to sell the Contracts. Broker understands and acknowledges that neither it, nor any of its Representatives, is authorized by GAD to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the contract, policy, prospectus, or solicitation material authorized for use in writing by GAD or its Affiliates. Broker shall not make any representations or give information that is not contained in the contract, policy, prospectus or solicitation material of the Contracts.

          10) Neither Broker nor its agents, designees or other representatives shall have authority on behalf of GAD or its Affiliates to alter or amend any Contract or any form related to a Contract to adjust or settle any claim or commit GAD or its Affiliates with respect thereto, or bind GAD or its Affiliates in any way; or enter into legal proceedings in connection with any matter pertaining to GAD's business without its prior written consent. Broker shall not expend, nor contract for the expenditure of, funds of GAD nor shall Broker possess or exercise any authority on behalf of GAD other than that expressly conferred on Broker by this Agreement.

          11) Broker shall prepare any forms necessary to comply with Applicable Laws or otherwise required in connection with the sale of the Contracts, either as an initial transaction or as a replacement for

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               other insurance or annuity products, and Broker shall send such forms to GAD. In the alternative, if such forms are not required, but information with respect to a transaction or replacement is required, Broker will transmit such information in writing to GAD. Broker further shall notify GAD when sales of the Contracts are replacement contracts. Such notification shall not be later than the time that Broker submits applications for such Contracts to GAD.

          12) Broker shall furnish GAD and any appropriate regulatory authority with any information, documentation, or reports prepared in connection with or related to this Agreement which may be requested by GAD or an appropriate regulatory authority in order to ascertain whether the operations of GAD or Broker related to the Contracts are being conducted in a manner consistent with Applicable Laws.

          13) Broker will adhere to all Applicable laws, including but not limited to, state insurance replacement regulations, before it receives or solicits any applications for Contracts.

          14) Broker represents that it has full authority to enter into this Agreement and that by entering into this Agreement it will not impair any other of its contractual obligations with respect to sales of any Contract.

          15)  Insurance Coverage.
               ------------------

               a)   Fidelity Bond. Broker shall secure and maintain a fidelity
                    -------------
                    bond (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, officers, agents, Representatives, associated persons and employees who have access to funds of GAD or its Affiliates. This bond shall be maintained at Broker's expense in at least the amount prescribed under Rule 3020 of the NASD Conduct Rules or future amendments thereto. Broker shall provide GAD with satisfactory evidence of said bond upon GAD's reasonable request. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to GAD, for itself or on behalf of its Affiliates as their interest may appear, to the extent of its loss due to activities covered by the bond, policy or other liability coverage.

               b)   Plan of Insurance Agents. Broker shall maintain in full
                    ------------------------
                    force and effect during the term of this Agreement a plan of insurance, which may be a plan of self-insurance, which shall provide coverage for errors and omissions of the Broker, its Agency, representatives and agents,

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                    including Representatives. If such insurance plan terminates for any reason during the term of the Agreement, Broker shall immediately notify GAD of such termination. If requested by GAD, Broker shall provide satisfactory evidence of coverage under such insurance policy satisfactory to GAD showing the amount and scope of coverage provided.

               c)   Loss of coverage. The authority of any Representative to
                    ----------------
                    solicit and procure Contracts hereunder shall terminate automatically upon the termination of such Representative's coverage under the Broker's fidelity bond or plan of insurance as referenced herein.

               d) Broker represents that all of its directors, officers and representatives are and shall be covered by blanket fidelity bonds, including coverage for larceny and embezzlement, issued by a reputable bonding company. These bonds shall be maintained at Broker's expense and shall be at least, of the form type and amount required under the NASD Rules of Fair Practice. Upon request. Broker shall give evidence satisfactory to GAD that such coverage is in force. Furthermore, Broker shall give prompt written notice to GAD of any notice of cancellation or change of such coverage. Broker hereby assigns any proceeds received from a fidelity bonding company, or other liability coverage, to GAD, for itself or its Affiliates, as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage.

          16) In such cases where Broker intends to distribute the Variable Contracts through an Agency, Broker further represents that:

               a) Broker will operate and be responsible for all securities-related services provided by Agency arising from the offer, sale and/or servicing by its registered Representatives of the Variable Contracts;

               b) Agency will engage in the offer or sale of Variable Contracts only through persons who are registered Representatives of the Broker. Unregistered employees will not engage in any securities activities, nor receive any compensation based on transactions in securities or the provision of securities advice;

               c) Broker will be responsible for the training, supervision, and control of its registered Representatives as required under the 1934 Act and other applicable laws, including, but not

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                    limited to, principal review and approval of all sales
                    literature and advertisements, periodic compliance audits, and maintaining ability to appoint and terminate registered persons.

               d) Registered Representatives will be licensed under the insurance laws of the states in which they do business and will be appointed agents by Agency for which the representatives may solicit applications in connection with the offer and sale of insurance securities;

               e) Broker and Agency, as applicable, will maintain the books and records relating to the sale of Variable Contracts and the receipt and disbursement of insurance commissions and fees thereon. Such books and records will be maintained and preserved in conformity with Ihe requirements of Section 17(a) of the 1934 Act and the Rules thereunder, to the extent applicable, and will at all times be compiled and maintained in a manner that permits inspection by supervisory personnel of the Broker, the SEC, the NASD, and other appropriate regulatory authorities; and

               f) All premiums derived from the sale of the Variable Contracts will be made payable to and sent directly to GAD or will be sent by customers to the Broker for forwarding to GAD. Agency will not receive, accumulate, or maintain custody of customer funds.

          17) In such cases where Broker intends to distribute Fixed Contracts through an Agency. Broker agrees that before an agent is permitted to solicit Contracts, Broker or its Agency shall have entered into a written agreement pursuant to which the subagent;
               (a) is authorized to deliver policies only upon the payment to it of the premiums due thereon and upon compliance with the terms, conditions and provisions of such policies; (a) shall promptly remit to the Agency all funds collected on GAD's or its Affiliates' behalf; (c) shall otherwise act only pursuant to the limited authority granted to the Agency hereunder and shall comply with all of the duties and obligations of the Broker hereunder and the rules of GAD or its Affiliates; and (d) agrees to GAD's right to offset from any compensation due the subagent any indebtedness due from the subagent to GAD or its Affiliates and to chargeback compensation under GAD's or its Affiliates' rules. The Broker further agrees that it shall promptly remit to GAD all funds collected on the behalf of GAD or its Affiliates.

          18) Broker agrees to comply with the policies and procedures of GAD and its Affiliates with respect to the solicitation, sales and administration of Contracts and services Broker and Representatives are authorized to sell and service under the Agreement, including, but not limited to, privacy policies

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               and procedures, as those policies and procedures may be provided lo Broker by GAD from time to time.

          19) For a period of 12 months after termination of the Agreement, the Agency shall not, directly or indirectly, on a systematic basis, contact the policyholders of GAD or its Affiliates or condone such contact for the purpose of inducing any such policyholders to lapse, cancel, and fail to renew or replace any Contract. If the Agency, in the judgment of GAD is determined to have engaged in such prohibited activity, then GAD shall have the right to declare the Agency's claims for compensation or any other benefit under the Agreement shall be forfeited and void. GAD, on behalf of itself and its Affiliates, may also pursue all remedies, including injunction, to assure compliance with the covenants in this section and shall, if successful, be entitled to recover from the Agency all costs and expenses incurred in pursuing such remedies, including reasonable attorneys' fees.

          20) In such cases where Broker shall distribute Contracts with the assistance of the general agency distribution system of GAD ("General Agent"), the following additional terms shall apply:

               a) Broker hereby acknowledges and consents to in advance the participation of every General Agent, designated by GAD, as a participating general agency under this Agreement.

               b) Broker agrees that both it and its Representatives shall work cooperatively with the General Agent(s) located in the particular territory where a Contract is sold and through which the sale is processed on behalf of GAD or its Affiliates. Broker further agrees that with respect to each such Contract, it will rely solely upon the General Agent(s) for Contract issuance, servicing, the forwarding of commissions, and other related matters. Notwithstanding the foregoing, the Broker agrees that it shall look solely to GAD and not to General Agent(s) for payment of any commissions or other compensation payable pursuant to the terms of this Agreement.

     IV.  PRINCIPLES OF ETHICAL MARKET CONDUCT
          ------------------------------------

          As a member of the American Council of Life Insurance's Insurance Marketplace Standards Association (IMSA), GAD expects that the Agency and its subagents will abide by the six principles of ethical market conduct set forth by IMSA in connection with all Contracts sold pursuant to this Agreement. The six principles are as follows: (a) to conduct business according to high standards of honesty and fairness and to render that service to its customers which in the same

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


          circumstances, it would apply to or demand for itself; (b) to provide competent and customer focused sales and service; (c) to engage in active and fair competition; (d) to provide advertising and sales material that are clear as to purpose and honest and fair as to content; (e) to provide fair and expeditious handling of customer complaints and disputes: and (f) to maintain a system of supervision and review that is reasonably designed to achieve compliance with these principles of ethical market conduct.

     V.   COMPENSATION
          ------------

          1) GAD shall pay Broker compensation for the sale of each Contract sold by Representative of Broker as set forth in the Compensation Schedule(s) attached between GAD and either Broker or Agency, as the case may be. GAD shall identify to Broker with each such payment the name or names of the Representative(s) of Broker who solicited each Contract covered by the payment. Broker will be responsible for issuing checks, statements or forms for tax purposes and other administrative duties connected with compensation of such Representatives.

          2)   GAD may at any time offset against any compensation payable to
               (a) the Agency or its successors or assigns, any indebtedness due from the Agency to GAD or its Affiliates, and (b) the subagents or their successors or assigns any indebtedness due from the subagent to GAD or its Affiliates. Nothing contained herein shall be construed as giving Agency or representative the right to incur any indebtedness on behalf of GAD or its Affiliates. Any remaining indebtedness of Broker to GAD or its Affiliates arising under this Agreement shall be a first lien against any monies payable hereunder. The right of Broker, or any person claiming through Broker to receive any compensation provided by this Agreement shall be subordinate to the right of GAD to offset such compensation against any such indebtedness of the Broker to GAD or its Affiliates.

          3) Neither Broker nor any of its Representatives shall have any right to withhold or deduct any part of any purchase payment it shall receive with respect to the Contracts covered by this Agreement for purposes of payment of commission or otherwise.

          4) No compensation shall be payable, and any compensation already paid shall be returned to GAD on request, under each of the following conditions:

               a) if GAD or its Affiliates, in their sole discretion, determine not to issue the Contract applied for.

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                                  Page 15 of 43

               b) if GAD or its Affiliates refund the premium paid by the applicant, upon the exercise of applicant's right of withdrawal pursuant to any "free-look" privilege,

               c) if GAD or its Affiliates refund the premium paid by applicant as a result of the resolution of a consumer complaint, recognizing that GAD and its Affiliates have sole discretion to refund premiums paid by applicants, or

               d) if GAD or its Affiliates determine that any person signing an application who is required to be registered and/or licensed or any other person or entity receiving compensation for soliciting purchases of the Contracts is not duly registered and/or licensed to sell the Contracts in the jurisdiction of such attempted sale.

          5) GAD shall pay the compensation to Agency for Contracts credited prior to the termination date of this Agreement, to the Agency under the Agreement, as set forth in Compensation Schedule, attached, while it is in effect. Such Compensation shall be payable when the premium is due and paid to GAD subject to the provisions of this Agreement and of the Compensation Schedule.

          6) The compensation to be paid by GAD to Agency for the services provided by Broker and Agency in connection with the joint distribution of Contracts, if any, hereunder shall be set forth on the credit line of the completed application form for the product sold.

          7) Agency and Broker hereby agree and acknowledge that compensation attributable to the sale of any Contract issued by an Affiliate shall be payable directly by GAD to Agency, and not by the Affiliate. Agency and Broker further agree and acknowledge that such payment of compensation by GAD attributable to the sale of such Contracts shall constitute a complete discharge of the obligation to pay compensation by the Affiliate issuer under this Agreement. The foregoing manner of payment shall not affect the right of offset or chargeback as referred to in Sections V(2) and V(4) of this Agreement, or other compensation rules as may be set forth in this Agreement, Compensation Schedules(s), or rules of GAD or its Affiliates.

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


          8) GAD shall not be obligated to pay any compensation, which would violate the applicable laws of any jurisdictions, anything in this Agreement notwithstanding.

          9) Broker, either directly or by reimbursing GAD on request, shall pay for expenses incurred by such Broker in connection with the solicitation, offer and sale of the Contracts.

          10) In addition to the conditions and limitations elsewhere contained in the Agreement and the Compensation Schedule(s), no first year commission shall be payable on replacements or switches of any Contract with another Contract, which are undisclosed, and which otherwise requires disclosure by either state regulation or GAD's or its Affiliates' rules on replacement transactions; the replacement or switching rules of each applicable Affiliate are described on Exhibit C attached hereto.

          11) With respect to compensation under this Agreement, in the event that anything contained in this Section V conflicts with the terms of the compensation described in the attached product schedules, the terms contained in such schedules attached will prevail.

     VI.  COMPLAINTS AND INVESTIGATIONS
          -----------------------------

          1) Broker and GAD jointly agree to cooperate fully in any regulatory investigation or proceeding or judicial proceeding arising in connection with the offer, sale, and/or servicing of the Contracts.

          2) Both the Broker and GAD jointly agree to investigate any customer complaint in connection with the Contracts. The term customer complaint shall mean an oral or written communication either directly from the purchaser of or applicant for Contract covered by this Agreement or his/her legal representative, or indirectly from a regulatory agency to which he/she or his/her legal representative has expressed a grievance.

          3) Such cooperation referred to in Sections VI(1) and VI(2) of this Agreement shall include, but is not limited to, each party promptly notifying the other of the receipt of notice of any such investigation or proceeding, forwarding to the other party a copy of any written materials in connection with the matter and such additional information as may be necessary to furnish a complete understanding of same. In the case of a customer complaint, promptly refer such complaint to the other party for handling where appropriate and provide the other party with customer complaint information and documentation upon request. A complaint is defined as a

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


               written or documented verbal communication received by a company or its distributors, which primarily expresses a grievance.

          4) GAD reserves the right to settle on behalf of itself, and on behalf of itself and Broker collectively if Broker agrees, any claims, complaints or grievances made by applicants, policyholders or others in connection with the Contracts, and concerning any conduct, act or omission by the Broker or its agents or representatives with respect to the Contracts or any transactions arising out of this Agreement. If Broker does not agree to a collective settlement with GAD and GAD, on behalf of itself, settles the matter, Broker shall indemnify and hold harmless GAD from any and all claims, complaints or grievances made by Broker or any applicant, policyholder or other made in connection with such matter.

     VII. RECORDS AND ADMINISTRATION
          --------------------------

          1) Once a Contract has been issued, it will be delivered after review by Broker to the applicant, accompanied by any applicable Notice of Withdrawal Right and any additional appropriate documents. GAD will confirm or cause to be confirmed to customers all Contract transactions, as to the extent legally required, and will administer the Contracts after they have been delivered, but may from time to time require assistance from Broker. Broker hereby undertakes to render such assistance to GAD.

          2) Broker will maintain all books and records as required by Rules 17a-3 and l7a-4 under the 1934 Act, except to the extent that GAD may agree to maintain any such records on Broker's behalf. Records subject to any such agreement shall be maintained by GAD as agent for Broker in compliance with said rules, and such records shall be and remain the property of Broker and be at all times subject to inspection by the SEC in accordance with Section 17(a) of that Act. Nothing contained herein shall be construed to affect GAD's or its Affiliates' right to ownership and control of all pertinent records and documents pertaining to its business operations including, without limitation, its operations relating to the Contracts, which right is hereby recognized and affirmed. GAD and Broker agree that each shall retain all records related to this Agreement as required by the 1934 Act, and the rules and regulations thereunder and by any other applicable law or regulation, as Confidential Information as described in Section VIII(B) of this Agreement, and neither party shall reveal or disclose such Confidential Information to any third party unless such disclosure is authorized by the party affected thereby or unless such disclosure is expressly required by applicable federal or state regulatory authorities. However, nothing contained herein

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                                  Page 18 of 43
               shall be deemed to interfere with any document, record or other information, which by law, is a matter of public record.

     VIII. PRIVACY INFORMATION
           -------------------

     A.   PROPRIETARY INFORMATION
          -----------------------

          Any and all account records developed by GAD or its Affiliates, or provided to GAD or its Affiliates by Broker or Broker's affiliates, including but not limited to customer files, sales aides, computer software, customer names, addresses, telephone numbers and related paperwork, literature, authorizations, manuals and supplies of every kind and nature relating to the Contracts and the servicing of the Contracts are and shall remain the property of GAD or its Affiliates. Such proprietary information and materials shall be treated as nonpublic personal information and/or confidential information, as appropriate pursuant to Sections VIII(A), (B), (C), and (D) of this Agreement.

          Any and all proprietary information and material developed and provided by GAD and its Affiliates shall be returned to GAD (including all copies made by the Broker or its affiliates) upon termination of this Agreement. Any materials developed by the Broker or its affiliates in support of the marketing, sales, advertising or training related to GAD or its Contracts shall be destroyed upon the termination of the Agreement.

     B.   RECEIPT OF CUSTOMER NONPUBLIC PERSONAL INFORMATION FROM BROKER BY GAD
          ---------------------------------------------------------------------

          1) GAD will treat Nonpublic Personal Information regarding Broker's customers provided to it by Broker under this Agreement as Confidential Infomation under Section VIII(B) of this Agreement, except that such provisions shall not apply to such information regarding customers of Broker who were, are or become policyholders or customers of GAD or its Affiliates other than by reason of the services provided by Broker under this Agreement.

          2) Notwithstanding the foregoing, GAD and its Affiliates shall have the right to use or disclose such nonpublic personal infomation:
               (a) to the full extent required to comply with Applicable Laws or requests of regulators; (b) as necessary in connection with any of GAD's audit, legal, compliance or accounting procedures;
               (c) as necessary or permitted by Applicable Laws in the ordinary course of business, for example to administer Contracts and provide customer service to purchasers of

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


               Contracts under this Agreement; (d) as authorized by such customer; and (e) to protect against or prevent fraud.

          3) GAD and its Affiliates may market, offer, sell or distribute insurance products, including, but not limited to, the Contracts, or any of their other products and related services, outside of this Agreement to customers of Broker provided they do not use Nonpublic Personal Information regarding Broker's customers provided by Broker to specifically target customers, and such marketing, offering, selling or distributing by GAD and its Affiliates of insurance (including but not limited to the Contracts) or any of their other products or services shall not be subject to the terms of this Agreement.

     C.   TREATMENT OF NONPUBLIC PERSONAL INFORMATION DISCLOSED TO BROKER BY GAD
          ----------------------------------------------------------------------

          Broker will treat Nonpublic Personal Information regarding Broker's customers provided to it by GAD under this Agreement as Confidential Information and shall use such information only to solicit sales of and to provide service with respect to Contracts sold pursuant to this Agreement. Notwithstanding the foregoing, Broker shall have the right to use or disclose Nonpublic Personal Information provided to it by GAD to the extent permitted by Applicable Laws and GAD's or its Affiliate's privacy policy, for example, to comply with Applicable Laws or requests of regulators, in connection with Broker's audit procedures, as authorized by such customers, and to protect against or prevent fraud.

     D.   CONFIDENTIAL INFORMATION
          ------------------------

          1) GAD and Broker will maintain the confidentiality of Confidential Information disclosed by either party to the other party under the terms of this Agreement. Except as otherwise provided in Sections VIII(A) and VIII(B), neither GAD nor Broker shall disclose any Confidential Information that is covered by this Agreement, and shall only disclose such infomation if authorized in writing by the affected party or if expressly required under the terms of a valid subpoena or order issued by a court of competent jurisdiction or regulatory body or applicable laws and regulations. "Confidential Information" means: (a) any information that this Agreement specifies will be treated as "Confidential Information" under this Section VIII(D); (b) any information of Broker and its affiliates disclosed by Broker to GAD through the course of business during the term of this Agreement, or any information of GAD and its Affiliates that is disclosed by GAD to Broker through the course of business during the term of this Agreement, in each such case if such information is clearly identified as and marked "confidential" by the disclosing party, such

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


               information includes, but is not limited to, new products, marketing strategies and materials, development plans, customer information, client lists, pricing information, rates and values, financial information and computer systems; (c) Nonpublic Personal Information; and (d) information required to be treated as confidential under Applicable Laws.

          2) "Confidential Information" does not include (i) information which is now generally available in the public domain or which in the future enters the public domain through no fault of the receiving party; (ii) information that is disclosed to the receiving party by a third party without violation by such third party of an independent obligation of confidentiality of which the receiving party is aware; or (iii) information that the disclosing party consents in writing that the receiving party may disclose.

          3) The disclosing party warrants that it has the right to provide access to, disclose and use, the Confidential Information to be provided hereunder. The receiving party shall not be liable to the other for:

               a) inadvertent use, publication, or dissemination of the Confidential Information received hereunder provided that:
                    (i) it uses the same degree of care in safeguarding such information as it used for its own information of like importance; (ii) it has complied with Applicable Laws; and
                    (iii) upon discovery of such, it shall take steps to prevent any further inadvertent use, publication, or dissemination; and/or

               b) unauthorized use, publication or dissemination of the Confidential Information received hereunder by persons who are or have been in its employ unless it fails to safeguard such information with the same degree of care as it uses for its own proprietary information of like importance and provided that the receiving party uses such Confidential Information in accordance with Applicable Laws.

          4) Any similarity between the Confidential Information and any other information, regardless of medium, whether verbal or written, as well as contracts and/or services acquired from third parties or developed by the receiving party, or Affiliates independently through its or their own efforts, thought, labor and ingenuity shall not constitute any violation of this Agreement and shall not subject the receiving party to any liability whatsoever.

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                                  Page 21 of 43

          5) The receiving party shall use the Confidential Information solely for purposes contemplated by this Agreement and shall not disclose the Confidential Information except as expressly provided herein.

          6) The receiving party understands that neither the disclosing party nor any of its representatives or designees have made or make any representation or warranty as to the accuracy or completeness of the Confidential Information.

     E.   PROTECTED HEALTH INFORMATION
          ----------------------------

          To the extent that Broker and its Representatives receive, create, has access to or uses PHI, as that term is defined in Section I of the Agreement, regarding individuals who are applicants for, owners of or eligible for benefits under certain health insurance products and optional riders offered by or through GAD or any of its Affiliates, in accordance with the requirements of the federal Health Insurance Portability and Accountability Act of 1996 and related regulations ("HIPAA"), as may be amended from time to time, Broker agrees:

          1) Not to use or disclose PHI except (i.) to perform functions, activities, or services for, or on behalf of, GAD or its Affiliates as specified in the Agreement and consistent with applicable laws, or (ii.) to the extent that such use or disclosure is required by law. Any such use or disclosure shall be limited to that required to perform such services or to that required by relevant law.

          2) To use appropriate safeguards to prevent use or disclosure of PHI other than as permitted by this Agreement.

          3) To promptly report to GAD any use or disclosure of PHI not permitted by this Agreement of which Broker becomes aware and to mitigate any harmful effect of any use or disclosure that is made by Broker or its Representatives in violation of the requirements of this Agreement.

          4) To ensure that any third party with whom Broker contracts or is hired under that arrangement, receives or has access to PHI agrees to the same restrictions and conditions that apply to Broker with respect to PHI under this Agreement.

          5) To, within 15 days of GAD's request, provide GAD with any PHI or information relating to PHI as deemed necessary by GAD to provide individuals with access to, amendment of, and an accounting of disclosures of their PHI.

          6) To make Broker's records relating to use or disclosure of PHI available to the Secretary of the United States Department of Health and Human Services at his/her request to determine GAD's, or one of its Affiliate's, compliance with HIPAA.

          7) To, upon termination of this Agreement, in accordance with GAD's wishes either return or destroy all PHI Broker maintains in any form and retain no copies. If GAD agrees that such return or

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                                  Page 22 of 43
               destruction is not feasible. Broker shall extend these protections to the PHI beyond the termination of the Agreement, in which case any further use or disclosure of the PHI will be solely for the purposes that make return or destruction infeasible. Destruction without retention of copies is deemed "infeasible" if prohibited by the terms of the Agreement or by applicable law, including record retention requirements of various state insurance laws.

     IX.  INDEMNIFICATION
          ---------------

          1) Except with respect to matters relating to the joint distribution of Contracts, the following indemnification provisions shall apply:

               a) GAD will indemnify and hold harmless Broker and Agency from any and all losses, claims, damages or liabilities (or actions in respect thereof), to which Broker may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, Registration Statements or any other sales or offering materials furnished or approved in writing by GAD for any of the Contracts or any relevant funding vehicle or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Broker for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that GAD shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made by Broker when referring to or explaining such Prospectus, amendment. Registration Statement or any other sales or offering materials. GAD shall not indemnify Broker for any action where an applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of a Contract, a copy of the appropriate Prospectus (es), any Statement of Additional Information, if required or requested, and any supplements or amendments to either furnished to Broker by GAD. The forgoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of Broker and any person controlling it.

               b) Broker will indemnify and hold harmless GAD and its Affiliates against any losses, claims, damages or liabilities (or actions in respect thereof), to which GAD or its Affiliates may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect

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                                  Page 23 of 43
                    thereof) arise out of or are based upon any negligent, improper, fraudulent or unauthorized acts or omissions by Broker, its employees, agents, representatives, officers or directors, including but not limited to improper or unlawful sales practices, any statement or alleged untrue statement of any material fact, any omission or alleged omission, any unauthorized use of sales materials or advertisements, and any oral or written misrepresentations; and will reimburse GAD or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD and its Affiliates, and any person controlling either GAD or its Affiliates.

               c) Broker shall indemnify and hold harmless GAD and its Affiliates from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which GAD or its Affiliates may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from any breach of any representation or warranty, covenant, agreement, obligation or undertaking in this Agreement by Broker or its directors, officers, employees or other representatives or by any other person or entity acting on behalf of or under control of Broker; and will reimburse GAD or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD and its Affiliates, and any person controlling either GAD or its Affiliates.

               d) Broker shall indemnify and hold GAD and its Affiliates harmless for any penalties, losses or liabilities resulting from GAD improperly paying any compensation under this Agreement, unless such improper payment was caused by GAD's or its Affiliates' negligence or willful misconduct; and will reimburse GAD or its Affiliates for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action. The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, trustee and officer of GAD, its Affiliates, and any person controlling either GAD or its Affiliates.

          2) With respect to matters relating to the joint distribution of Contracts, the following indemnification provision shall apply:

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                                  Page 24 of 43

               a) GAD, and General Agent, where applicable, jointly and severally, agree to indemnify Broker and Agency against and hold them harmless from any and all claims, damages, lawsuits, administrative proceedings, liabilities and expenses (including reasonable attorneys' fees) against Broker or Agency arising or resulting directly or indirectly from acts or omissions of GAD or General Agents), including, but not limited to, breach of any representation, warranty, covenant or obligation of GAD or General Agent(s) under the Agreement, or of any of their officers or employees in connection with performance under the Agreement. For purposes of this Section only, Broker shall be deemed to include its "controlling persons" as defined in Section 15 of the 1933 Act and Section 20(a) of the 1934 Act.

               b) Broker and Agency, where applicable, jointly and severally, agree to indemnify GAD, its Affiliates and General Agent(s) against and hold them harmless from any and all claims, damages, lawsuits, administrative proceedings, liabilities and expenses (including reasonable attorneys, fees) against GAD, its Affiliates or General Agent(s) arising or resulting directly or indirectly from acts or omissions of Broker or Agency, including, but not limited to, breach of any representation, warranty, covenant or obligation of Broker or Agency under the Agreement, or of any of their officers or employees in connection with performance under the Agreement. For purposes of this Section only, GAD shall be deemed to include its "controlling persons" as defined in
                    Section 15 of the 1933 Act and Section 2O(a) of the 1934
                    Act.

          3) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

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                                  Page 25 of 43

     X.   GENERAL PROVISIONS
          ------------------

     A.   TERM AND TERMINATION
          --------------------

          1) This Agreement shall continue in force for one year from its Effective Date and thereafter shall automatically be renewed every year for a further one year period; provided that either party may unilaterally terminate this Agreement with or without cause upon sixty (60) days' written notice to the other party of its intention to do so.

          2)   Change in Status.
               ----------------

               a)   Broker-Dealer Status. The Agreement shall terminate
                    --------------------
                    immediately upon GAD or Broker ceasing to be a registered broker-dealer or a member of the NASD.

               b)   Legal Status. The Agreement shall terminate immediately upon
                    ------------
                    the termination of the legal existence of Broker or the Agency, or the merger, consolidation, reorganization, dissolution, receivership or bankruptcy of either, or whenever the Broker or Agency is no longer licensed under law to solicit and procure applications for Contracts, unless the Agency notifies the other parties in writing at least thirty (30) days' prior to the occurrence of any of the above events and obtains written permission to continue on a basis approved by the other parties.

          3) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Sections, VI, VIII, IX, X(E), X(F), and X(J) hereof; and (b) the obligation to settle accounts hereunder. Except with respect to records required to be maintained by Broker pursuant to Rules I7a-3 and 17a-4 under the 1934 Act. Broker shall return to GAD, within 30 days after the Effective Date of termination, any and all records in its possession which have been specifically maintained in connection with GAD's operations related to the Contracts.

     B.   ASSIGNABILITY
          -------------

          This Agreement shall not be assigned by either party without the written consent of the other; provided, however, that GAD may assign this Agreement to its Affiliates at any time. Any purported assignment in violation of this Section shall be void.

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                                  Page 26 of 43

     C.   AMENDMENTS
          ----------

          No oral promises or representations shall be binding nor shall this Agreement be modified except by agreement in writing, executed on behalf of the Parties by a duly authorized officer of each of them.

     D.   NOTICES
          -------

          Notices to be given hereunder shall be addressed to:

          General American Distributors, Inc.   Linsco/Private Ledger Corp.
          700 Market Street                     One Beacon Street, 22nd FL.
          St. Louis, MO 63101                   Boston, MA 02108-3106
          Attn: Law Department                  617-423-3644
                                                Attn: Stephanie L. Brown
                                                      Managing Director
                                                      General Counsel

     E.   ARBITRATION
          -----------

          1) All disputes and differences between the parties, other than those arising with respect to the use of nonpublic personal information under Section VIII must be decided by arbitration, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from an arbitration proceeding by applicable state law.

          2) Either party may initiate arbitration by providing written notification to the other party. Such written notice shall set forth (i) a brief statement of the issue(s); (ii) the failure of the parties to reach agreement; and (iii) the date of the demand for arbitration.

          3) The arbitration panel shall consist of three arbitrators. The arbitrators must be impartial and must be or must have been officers of life insurance and or securities companies other than the parties or their affiliates.

          4) Each party shall select an arbitrator within thirty-days (30) from the date of the demand. If either party shall refuse or fail to appoint an arbitrator within the time allowed, the party that has appointed an arbitrator may notify the other party that, if it has not appointed its arbitrator within the following ten (10) days, an arbitrator will be appointed on its behalf. The two (2) arbitrators shall select the third arbitrator within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the third arbitrator within the time allowed,

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                                  Page 27 of 43
               each arbitrator shall submit to the other a list of three (3) candidates. Each arbitrator shall select one name from the list submitted by the other and the third arbitrator shall be selected from the two names chosen by drawing lots.

          5) The arbitrators shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall consider practical business and equitable principles as well as industry custom and practice regarding the applicable insurance and securities business. The arbitrators are released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

          6) The arbitrators shall determine all arbitration schedules and procedural rules. Organizational and other meetings will be held in Missouri, unless the arbitrators select another location. The arbitrators shall decide all matters by majority vote.

          7) The decisions of the arbitrators shall be final and binding on both parties. The arbitrators may, at their discretion, award costs and expenses, as they deem appropriate, including but not limited to legal fees and interest. The arbitrators may not award exemplary or punitive damages. Judgment may be entered upon the final decision of the arbitrators in any court of competent jurisdiction.

          8) Unless the arbitrators shall provide otherwise, each party will be responsible for (a) all fees and expenses of its respective counsel, accountants, actuaries and any other representatives in connection with the arbitration and (b) one-half (1/2) of the expenses of the arbitration, including the fees and expenses of the arbitrators

     F.   GOVERNING LAW
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without regard to Missouri choice of law provisions.

     G.   ENTIRE UNDERSTANDING
          --------------------

          This Agreement and any reference incorporated herein constitute the complete understanding of the parties and supersedes in its entirety any and all prior and contemporaneous agreements among the parties with respect to the subject matter discussed herein. No oral agreements or representatives shall be binding.

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                                  Page 28 of 43

     H.   NO THIRD PARTY BENEFICIARIES
          ----------------------------

          GAD's Affiliates shall be third party beneficiaries of this Agreement, entitled to enforce the provision hereof as if they were a party to this Agreement. Except as otherwise provided in the preceding sentence, nothing in the Agreement shall convey any rights upon any person or entity, which is not a party to the Agreement.

     I.   NON-EXCLUSIVITY
          ---------------

          Broker and Agency agree that no territory or product is assigned exclusively hereunder and that GAD reserves the right in its discretion to enter into selling agreements with other broker-dealers, and to contract with or establish one or more insurance agencies in any jurisdiction in which Broker transacts business hereunder.

     J.   WAIVER
          ------

          The failure of either party to strictly enforce any provision of this Agreement shall not operate as a waiver of such provision or release either party from its obligation to perform strictly in accordance with such provision.

     K.   COUNTERPARTS
          ------------

          This Agreement may be executed in counterparts, with the same force and effect as if executed in one complete document.

     L.   SEVERABILITY
          ------------

          If any provision of this Agreement is declared null, void or unenforceable in whole or in part by any court, arbitrator or governmental agency, said provision shall survive to the extent it is not so declared and all the other provisions of the Agreement shall remain in full force and effect unless, in each case, such declaration shall serve to deprive any of the parties hereto of the fundamental benefits of this Agreement.

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                                  Page 29 of 43

 In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.

GENERAL AMERICAN DISTRIBUTORS
(BROKER-DEALER)


By: /s/ Richard V. Furlong
   -------------------------------------

Richard V. Furlong    President
----------------------------------------
Print Name & Title

Date 4/24/03


LINSCO/PRIVATE LEDGER CORP.
(SELLING BROKER-DEALER)


By: /s/ Stephanie L. Brown
   -------------------------------------

                     Managing Director
Stephanie L. Brown   General Counsel
----------------------------------------
Print Name & Title

Date 3-31-03

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                                  Page 30 of 43